EXHIBIT 23(b)

       ERNST & YOUNG LLP  One Indiana Square                Phone: 317 681-7000
                          Suite 3400                        Fax:   317 681-7216
                          Indianapolis, Indiana 46204-2094


                           CONSENT OF INDEPENDENT AUDITORS



          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-02109) and related Prospectus of Minnesota Power & Light Company with respect to its Dividend Reinvestment and Stock Purchase Plan and to the incorporation by reference therein of our report dated January 17, 1996 (except Note 13, as to which the date is January 19, 1996), with respect to the consolidated financial statements of ADESA Corporation for the six months ended December 31, 1995 (not presented separately therein) which are included in the consolidated financial statements of Minnesota Power & Light Company that are incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP


          June 17, 1996